                                                                    EXHIBIT 2.6

                       PREFERRED STOCK PURCHASE AGREEMENT

                           DATED AS OF JANUARY 4, 2000

                                     BETWEEN

                             EARTHLINK NETWORK, INC.

                                       AND

                          APPLE COMPUTER, INC. LIMITED


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                                TABLE OF CONTENTS
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
SECTION 1 AGREEMENT TO PURCHASE AND SELL PREFERRED STOCK..............................................................1

         1.1      Agreement to Purchase and Sell Preferred Stock......................................................1
         1.2      Per Share Purchase Price............................................................................1

SECTION 2 CLOSING DATE; DELIVERY; ESCROW..............................................................................2

         2.1      Closing Date........................................................................................2
         2.2      Delivery............................................................................................2
         2.3      Escrow..............................................................................................2

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................3

         3.1      Organization........................................................................................3
         3.2      Authorization.......................................................................................3
         3.3      No Conflict.........................................................................................3
         3.4      SEC Documents; Absence of Undisclosed Liabilities...................................................4
         3.5      Absence of Certain Changes or Events................................................................4
         3.6      Governmental Consent, etc...........................................................................5
         3.7      Litigation..........................................................................................5
         3.8      Capitalization......................................................................................5
         3.9      Subsidiaries........................................................................................6
         3.10     Compliance With Laws, Licenses, Permits and Registrations...........................................6
         3.11     Title to Properties.................................................................................7
         3.12     Intellectual Property...............................................................................7
         3.13     Year 2000 Compliance................................................................................8
         3.14     Successors..........................................................................................8
         3.15     Finders' Fees.......................................................................................8

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................................................8

         4.1      Organization........................................................................................8
         4.2      Authority...........................................................................................8
         4.3      Investment..........................................................................................9
         4.4      Disclosure of Information...........................................................................9
         4.5      Investment Experience...............................................................................9
         4.6      Accredited Investor Status..........................................................................9
         4.7      Restricted Securities...............................................................................9
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                                   (CONTINUED)                                                                     PAGE



SECTION 5 CONDITIONS TO OBLIGATION OF THE PURCHASER..................................................................10

         5.1      Representations and Warranties.....................................................................10
         5.2      Covenants..........................................................................................10
         5.3      No Order Pending...................................................................................10
         5.4      No Law Prohibiting or Restricting Sale of the Shares...............................................10
         5.5      Investor Rights Agreement..........................................................................10
         5.6      Internet Services Agreement........................................................................10
         5.7      Nasdaq Listing.....................................................................................10
         5.8      Escrow Agreement...................................................................................10

SECTION 6 CONDITIONS TO OBLIGATION OF THE COMPANY....................................................................11

         6.1      Representations and Warranties.....................................................................11
         6.2      Covenants..........................................................................................11
         6.3      No Order Pending...................................................................................11
         6.4      No Law Prohibiting or Restricting the Sale of the Shares...........................................11
         6.5      Investor Rights Agreement..........................................................................11
         6.6      Internet Services Agreement........................................................................11
         6.7      Escrow Agreement...................................................................................11

SECTION 7 COVENANTS..................................................................................................11

         7.1      Compliance with HSR Requirements...................................................................11

SECTION 8 MISCELLANEOUS..............................................................................................12

         8.1      Best Efforts.......................................................................................12
         8.2      Governing Law......................................................................................12
         8.3      Survival...........................................................................................12
         8.4      Successors and Assigns.............................................................................12
         8.5      Entire Agreement; Amendment........................................................................12
         8.6      Notices............................................................................................13
         8.7      Brokers............................................................................................13
         8.8      Fees, Costs and Expenses...........................................................................14
         8.9      Severability.......................................................................................14
         8.10     Initial Public Announcement........................................................................14
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
Exhibit A         Investor Rights Agreement
Exhibit B         Certificate of Designations
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
Exhibit C         Escrow Agreement
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                       PREFERRED STOCK PURCHASE AGREEMENT

         This PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 4th day of January, 2000, between Earthlink Network, Inc., a Delaware corporation (the "Company"), and Apple Computer, Inc. Limited, a corporation organized under the laws of the Republic of Ireland (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), convertible into the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Agreement;

         WHEREAS, concurrently with this Agreement, the Company and Apple Computer, Inc., a California corporation and the parent company of Purchaser, are entering into an Internet Services Agreement (the "Internet Services Agreement").

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                 AGREEMENT TO PURCHASE AND SELL PREFERRED STOCK

1.1 AGREEMENT TO PURCHASE AND SELL PREFERRED STOCK.

Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser at the Closing (as defined below), and the Purchaser agrees to purchase from the Company at the Closing, $200,000,000 aggregate purchase price of Preferred Stock having the terms and conditions set forth in the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (the "Certificate) in the form attached hereto as Exhibit B (the "Shares") at a price per share (the "Per Share Purchase Price") set forth in Section 1.2 below.

1.2 PER SHARE PURCHASE PRICE.

The Per Share Purchase Price shall be $45.60 (which is equal to the average of the closing prices of the Common Stock on the Nasdaq Stock Market for the ten
(10) trading days immediately preceding the date hereof).


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

                                   SECTION 2

                         CLOSING DATE; DELIVERY; ESCROW

2.1 CLOSING DATE.

The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. (Pacific time), on a date mutually agreed on by the parties hereto, which shall be no later than the second business day after the satisfaction or waiver of the conditions to the obligations of the parties set forth in Sections 5 and 6 hereof (the date of the Closing being hereinafter referred to as the "Closing Date").

2.2 DELIVERY.

At the Closing, the Company will deliver to the Escrow Agent (as defined below) a certificate or certificates representing the 4,385,965 Shares against payment of the aggregate purchase price of $200,000,000 (the "Aggregate Purchase Price") by wire transfer of immediately available funds to an account designated by the Escrow Agent. The certificate or certificates representing the Shares and the shares of Common Stock issuable upon conversion of the Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

         "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration."

         The Company agrees to remove the legend set forth in the preceding paragraph upon receipt of an opinion of counsel in form and substance reasonably satisfactory to the Company that the Shares and the shares of Common Stock issuable upon conversion of the Shares are eligible for transfer without registration under the Securities Act.

2.3 ESCROW.

The Shares and the Aggregate Purchase Price will be held in escrow for the benefit of the Company and the Purchaser by U.S. Bank Trust, N.A., acting as escrow agent (the "Escrow Agent") pursuant to the terms of the Escrow Agreement in the form attached hereto as Exhibit C, between the Company, the Purchaser and the Escrow Agent. Upon the expiration or early termination of the applicable waiting periods under the HSR Act (as defined below), the Escrow Agent will (i) release the Aggregate Purchase Price, with interest earned thereon, by wire transfer of immediately available funds to an account designated by the Company and (ii) deliver the Shares to the Purchaser, as provided in the Escrow Agreement. In the event that the expiration or early termination of the


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applicable waiting periods under the HSR Act shall not have occurred for any reason prior to 5:00 p.m., Eastern time, on March 31, 2000, the Escrow Agent will (i) return the Aggregate Purchase Price, with interest earned thereon, by wire transfer of immediately available funds to an account designated by the Purchaser and (ii) return the Shares to the Company, as provided in the Escrow Agreement.

                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows:

3.1 ORGANIZATION.

The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

3.2 AUTHORIZATION.

All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the Investor Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Shares hereunder, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares and the performance of the Company's obligations hereunder and under the Investor Rights Agreement has been taken. This Agreement and the Investor Rights Agreement (as defined below) constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 4.5 of the Investor Rights Agreement. The Preferred Stock has the terms and conditions set forth in the Certificate. Upon their issuance and delivery pursuant to this Agreement the Shares will be, and upon their issuance and delivery upon conversion of the Shares pursuant to the Certificate the shares of Common Stock issuable upon conversion of the Shares will be, validly issued, fully paid and nonassessable. The issuance and sale of the Shares and the issuance of the shares of Common Stock upon conversion of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof, except for the rights of the "Affiliated Equity Holders" (as defined in the Governance Agreement referred to in this sentence) pursuant to Article III of that certain Governance Agreement, dated as of February 10, 1998, among Sprint Corporation, Sprint Communications Company L.P., the Company and Earthlink Operations, Inc. (the "Governance Agreement").


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

3.3 NO CONFLICT.

Subject to compliance with the HSR Act, the execution and delivery of this Agreement and the Investor Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Certificate of Incorporation or By-laws of the Company or any mortgage, indenture, lease or other agreement (including the Governance Agreement and the Agreement and Plan of Reorganization dated September 22, 1999, by and among WWW Holdings, Inc., a Delaware corporation, Earthlink Network, Inc., a Delaware corporation, and Mindspring Enterprises, Inc., a Delaware corporation (as amended, the "Merger Agreement")), or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which could have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially impair or restrict the Company's power to perform its obligations as contemplated under said Agreements.

3.4 SEC DOCUMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 21, 1997 including the preliminary proxy materials filed with the SEC on October 14, 1999, as amended December 15, 1999 in connection with the proposed transactions contemplated by the Merger Agreement (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicted in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended in accordance with GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.


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

3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS.

Except as disclosed in the SEC Documents since the date of the most recent audited financial statements included in the SEC Documents, there has not been
(i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any damage, destruction or loss of property, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole,
(iv) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in GAAP, (v) any incurrence, assumption or guarantee by the Company of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices, or (vi) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole.

3.6 GOVERNMENTAL CONSENT, ETC.

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, the issuance of the shares of Common Stock upon conversion of the Shares, or the consummation of any other transaction contemplated hereby, except the filing of such forms as shall be required by the HSR Act and the expiration of any waiting periods thereunder and such filings as may be required to be made with the SEC, the Securities Regulation Division - Department of Corporations of the State of California and the National Association of Securities Dealers, Inc., and the filing of the Certificate in the office of the Secretary of State of Delaware.

3.7 LITIGATION.

Except as is disclosed in the SEC Documents, there is no suit, action or proceeding pending or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could (i) have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) impair the ability of the Company to perform its obligations under this Agreement, the Investor Rights Agreement or any other agreement that is material to the Company, or (iii) prevent the consummation of any of the transactions contemplated by said Agreements, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

3.8 CAPITALIZATION.


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

    (a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, including 10,000,000 shares of Series A Convertible Preferred Stock, 625,000 shares of Series B Convertible Preferred Stock, and 4,385,965 shares of Series C Convertible Preferred Stock. As of December 31, 1999, there were outstanding
(v) 32,929,992 shares of Common Stock, (w) 4,102,941 shares of Series A Convertible Preferred Stock, (x) 606,155 shares of Series B Convertible Preferred Stock, (y) no shares of Preferred Stock and (z) stock options and warrants to purchase an aggregate of 4,972,772 shares of Common Stock (of which options and warrants to purchase an aggregate of 1,402,632 shares of Common Stock were exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

    (a) As of the date hereof, except (i) as set forth in this Section 3.8,
(ii) for changes since December 31, 1999, resulting from the exercise of stock options or warrants outstanding on such date, and (iii) the obligations set forth in the Governance Agreement, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (z) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. If fully converted as of the date hereof, assuming that all conditions or limitations to such conversion have been satisfied or waived and that certain accretion dividends have not been accelerated, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock would be convertible into 7,390,852 shares of Common Stock and 545,951 shares of Common Stock, respectively. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity other than in the ordinary course of business consistent with past practice. Other than the Governance Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Company is aware, relating to voting, registration or disposition of any shares of capital stock of the Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of the Company.

3.9 SUBSIDIARIES.

The Company has no subsidiaries other than Earthlink Operations, Inc. Each of the Company's subsidiaries is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, a


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material adverse effect on the Company and its subsidiaries, taken as a whole.
All of the outstanding shares of capital stock of, or other ownership interest in, each of the Company's subsidiaries has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest in, each of the Company's subsidiaries, that is owned, directly or indirectly, by the Company, is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no outstanding (i) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its subsidiaries, (ii) options, warrants or other rights to acquire from the Company or any of its subsidiaries, and no other obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its subsidiaries or (iii) obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its subsidiaries or any capital stock of, or other ownership interests in, any of its subsidiaries.

3.10 COMPLIANCE WITH LAWS, LICENSES, PERMITS AND REGISTRATIONS.

To the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Company and its subsidiaries has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from each federal, state or local governmental authority, transgovernmental authority or court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, required by the Company and its subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3.11 TITLE TO PROPERTIES.

    (a) The Company and each of its subsidiaries have good and marketable title to, or valid leasehold or license interests in, all of their properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (collectively, "Liens") that, in the aggregate, do not materially interfere with the ability of the Company and its subsidiaries to conduct their business, taken as a whole, as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere

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

with the ability of the Company and its subsidiaries to conduct their business, taken as a whole, as currently conducted.

         (b) Except as would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries is in compliance with the terms of all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and (ii) the Company and each of its subsidiaries enjoy peaceful and undisturbed possession under all such leases.

3.12 INTELLECTUAL PROPERTY.

Except as would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries own or have a valid license to use each trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Company Intellectual Property") necessary to carry on the business of the Company and its subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted. Neither the Company nor any of its subsidiaries has received any written notice of infringement of or challenge to, and there are no claims pending or, to the Company's knowledge, threatened with respect to the rights of others to the use of, any the Company Intellectual Property that, in any such case, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3.13 YEAR 2000 COMPLIANCE.

The Company has reviewed its operations and has made reasonable inquiries of any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (as defined below). As a result of such review, except as otherwise described in the SEC Documents, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Company and its subsidiaries, taken as a whole or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

3.14 DISCLOSURE.

The Company has fully provided Purchaser with all the information that Purchaser has requested for deciding whether to purchase the Preferred Stock. To the best of its knowledge, neither this Agreement nor any other statements, documents or certificates made or delivered in connection


                                       --
herewith or therewith (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3.15 FINDERS' FEES.

There is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, the Company or any its subsidiaries who might be entitled to any fee or commission from the Purchaser or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

4.1 ORGANIZATION.

The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

4.2 AUTHORITY.

All corporate action on the part for the Purchaser necessary of the authorization, execution, delivery and performance of this Agreement and the Investor Rights Agreement by the Purchaser has been taken. This Agreement and the Investor Rights Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to
Section 4.5 of the Investor Rights Agreement. Subject to compliance with the HSR Act, the execution and delivery of said Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any provision of the Articles of Incorporation or By-laws of the Purchaser or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

4.3 INVESTMENT.

The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations and warranties contained herein.


                                       --

4.4 DISCLOSURE OF INFORMATION.

The Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Purchaser under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

4.5 INVESTMENT EXPERIENCE.

The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

4.6 ACCREDITED INVESTOR STATUS.

The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

4.7 RESTRICTED SECURITIES.

The Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the Shares sold hereunder except as provided in the Investor Rights Agreement.

4.8 IRISH SECURITIES LAWS.

The purchase of the Shares by Purchaser is not subject to, and will not cause the Company to become subject to, any applicable securities laws of the Republic of Ireland requiring any action by or on behalf of the Company.

                                   SECTION 5

                   CONDITIONS TO OBLIGATION OF THE PURCHASER

         The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the


                                       --

Purchaser, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

5.1 REPRESENTATIONS AND WARRANTIES.

Each of the representations and warranties of the Company contained in Section 3 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date. The Purchaser shall have received a certificate signed by an officer of the Company to such effect on the Closing Date.

5.2 COVENANTS.

All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects. The Purchaser shall have received a certificate signed by an officer of the Company to such effect on the Closing Date.

5.3 NO ORDER PENDING.

There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

5.4 NO LAW PROHIBITING OR RESTRICTING SALE OF THE SHARES.

There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares with full benefits afforded the Preferred Stock or the Common Stock into which the Preferred Stock is convertible (except as otherwise provided in this Agreement).

5.5 INVESTOR RIGHTS AGREEMENT.

The Company shall have executed and delivered the Investor Rights Agreement substantially in the form attached hereto as Exhibit A (the "Investor Rights Agreement").

5.6 INTERNET SERVICES AGREEMENT.

The Internet Services Agreement shall have been executed and delivered by the Company and shall be in full force and effect.

5.7 NASDAQ LISTING.

The shares of Common Stock issuable upon conversion of the Shares shall have been approved for listing upon issuance on the Nasdaq Stock Market.

5.8 ESCROW AGREEMENT.


                                       --

The Company, the Purchaser and the Escrow Agent shall have signed the Escrow Agreement substantially in the form attached hereto as EXHIBIT C.

                                   SECTION 6

                    CONDITIONS TO OBLIGATION OF THE COMPANY

         The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES.

The representations and warranties of the Purchaser contained in Section 4 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date. The Company shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

6.2 COVENANTS.

All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects. The Company shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

6.3 NO ORDER PENDING.

There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

6.4 NO LAW PROHIBITING OR RESTRICTING THE SALE OF THE SHARES.

There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares with full benefits afforded the Preferred Stock or the Common Stock into which the Preferred Stock is convertible (except as otherwise provided in this Agreement).

6.5 INVESTOR RIGHTS AGREEMENT.

The Purchaser shall have executed and delivered the Investor Rights Agreement substantially in the form attached hereto as Exhibit A.

6.6 INTERNET SERVICES AGREEMENT.


                                       --

The Internet Services Agreement shall have been executed and delivered by the Purchaser and shall be in full force and effect.

6.7 ESCROW AGREEMENT.

The Company, the Purchaser and the Escrow Agent shall have signed the Escrow Agreement substantially in the form attached hereto as EXHIBIT C.

                                   SECTION 7

                                   COVENANTS

7.1 COMPLIANCE WITH HSR REQUIREMENTS.

Promptly after the Closing Date, the Company and the Purchaser shall each complete and file their respective premerger notification report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). After the filing thereof, the Company and the Purchaser shall use their best efforts to comply with the requirements of the HSR Act in order to permit the release of the Aggregate Purchase Price, plus accrued interest, to the Company and the delivery of the Shares to the Purchaser, as provided in the Escrow Agreement, as soon as practicable following the Closing Date. Notwithstanding the foregoing, in connection with the HSR Act neither the Company nor the Purchaser shall be obligated to comply with any request by, or any requirement of, the Federal Trade Commission, or the Department of Justice,
(i) to disclose information that the Company or the Purchaser, as the case may be, considers to be confidential and the disclosure of which may likely have a material adverse effect on the disclosing party, (ii) to dispose of any assets or operations, or (iii) to comply with any restrictions on the manner in which they conduct their respective operations.

                                   SECTION 8

                                 MISCELLANEOUS

8.1 BEST EFFORTS.

Each of the Company and the Purchaser shall use its best efforts to take all actions required under the HSR Act and under any other applicable law, rule or regulation to ensure that the conditions to the Closing set forth herein are satisfied on or before the Closing Date.

8.2 GOVERNING LAW.

This Agreement shall be governed in all respects by the internal laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.


                                       --

8.3 SURVIVAL.

The representations and warranties in Sections 3 and 4 of this Agreement shall not survive the Closing except for the representations and warranties in Sections 4.3 and 4.7 hereof which shall continue to survive.

8.4 SUCCESSORS AND ASSIGNS.

This Agreement, the Investor Rights Agreement and the Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation successors by merger. The Purchaser may assign any or all of its rights or obligations hereunder in whole or in part to any of its domestic or foreign subsidiaries or parent companies.

8.5 ENTIRE AGREEMENT; AMENDMENT.

This Agreement, the Certificate and the Investor Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.6 NOTICES.

All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

                  (a) if to the Company, to it at:

                           Earthlink Network, Inc.
                           3100 New York Drive
                           Pasadena, CA 91107
                           Attention: Charles G. Betty, CEO

                  with a copy addressed as set forth above but to the attention of Director of Legal Affairs;

                  with a copy to:


                                       --

                           W. Tinley Anderson, III
                           Hunton & Williams
                           NationsBank Plaza, Suite 4100
                           600 Peachtree Street, NE
                           Atlanta, Georgia 30308

                  (b) if to the Purchaser, to it at:

                           Apple Computer, Inc. Limited
                           1 Infinite Loop
                           Cupertino, CA  95014
                           Attention: Nancy Heinen, Senior Vice President, General Counsel and Secretary

                  with a copy to:

                           Larry W. Sonsini
                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, CA  94304

8.7 BROKERS.

    (a) the Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

    (b) The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

8.8 FEES, COSTS AND EXPENSES.

All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party; PROVIDED, HOWEVER, that the parties shall share equally all fees and expenses, other than attorneys' and accountants' fees and


                                       --
expenses, incurred in connection with the premerger notification and report forms under the HSR Act.

8.9 SEVERABILITY.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.10 INITIAL PUBLIC ANNOUNCEMENT.

The Company and the Purchaser shall agree on the form and content of the initial public announcement which shall be made concerning this Agreement and the transactions contemplated hereby, and neither the Company nor the Purchaser shall make such public announcement without the consent of the other, except as required by law.


                                       --

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.

                                            EARTHLINK NETWORK, INC.

                                            By: /s/ Charles G. Betty

                                            Name:   Charles G. Betty

                                            Title:  President & Chief
                                                    Executive Officer


                                            APPLE COMPUTER, INC. LIMITED

                                            By: /s/ Fred D. Anderson

                                            Name:   Fred D. Anderson

                                            Title:  Executive V.P. and Chief
                                                    Financial Officer


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